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                                                                     Exhibit 5.1

                           [National City Letterhead]

                                January 29, 1999




Ladies and Gentlemen:

        The law department acts as counsel to National City Corporation (the "Company") and in connection with the Company's issuance and sale of up to $50,000,000 aggregate principal amount of 5 3/4% Subordinated Notes due 2009 (the "Notes"). The Notes are being registered pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-3 (File No. 33-54323) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on June 28, 1994, including the prospectus contained therein. The prospectus contained in the Registration Statement is incorporated by reference into the 462(b) filing. We are familiar with the proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken, by the Company in connection with the authorization, issuance, authentication and sale of the Notes.

        We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the validity of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

        Based on the foregoing we are of the opinion that:

        1. The Indenture filed as Exhibit 4.2 to the Registration Statement (the "Indenture") constitutes a valid and binding instrument of the Company and will comply with the requirements of the Trust Indenture Act of 1939.

        2. The Notes have been duly authorized and, when duly executed and authenticated in accordance with the provisions of the Indenture and when delivered and paid for, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.


        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us, as counsel for the Company under the caption "Legal Opinions" in the Prospectus Supplement comprising a part of such Registration Statement.

                                     Very truly yours,

                                     /s/ David L. Zoeller

                                     David L. Zoeller
                                     Senior Vice President and General Counsel